EXHIBIT 5.1

1000 Main Street, 36th Floor Houston, Texas 77002-6341 (713) 226-6000 Main porterhedges.com

July 10, 2025

Empire Petroleum Corporation

2200 S. Utica Place, Suite 150

Tulsa, Oklahoma 74114

Ladies and Gentlemen:

We have acted as counsel to Empire Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company of a prospectus supplement dated July 10, 2025 (the “Prospectus Supplement”) under the Registration Statement (the “Registration Statement”) on Form S-3 (Registration No. 333-274327) filed by the Company on September 1, 2023 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus dated September 22, 2023 (together with the Prospectus Supplement, the “Prospectus”), relating to the issuance by the Company to its stockholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase up to 33,766,388 units (the “Units”), each unit consisting of 0.0139 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one rights warrant to purchase 0.0136 shares of Common Stock (the “Warrants”). The Prospectus relates to (i) the Rights, (ii), the Units, (iii) the Warrants and (iv) the shares of Common Stock that may be issued and sold by the Company upon the exercise of the Rights and the Warrants.

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of: (i) the Certificate of Incorporation and Bylaws, each as amended to date, of the Company; (ii) the Registration Statement; (iii) the Prospectus; and (iv) the corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

In making our examination, we have assumed and have not verified (i) that all signatures on documents examined by us are genuine, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to the original documents of all documents submitted to us as copies thereof.

Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that (i) the Rights, the Warrants, the Units and the shares of Common Stock issuable upon exercise of the Rights and the Warrants have been duly authorized and, when issued and delivered, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (ii) when the shares of Common Stock are issued and delivered upon the exercise of Rights and the Warrants and the receipt of the consideration payable therefor in accordance with their terms as described in the Registration Statement, the Prospectus and the Prospectus Supplement, such shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K. We also consent to the references to our Firm under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Porter Hedges LLP

PORTER HEDGES LLP